 Exhibit 99.1

Precigen Appoints Harry Thomasian Jr. as Chief Financial Officer

GERMANTOWN, MD, October 12, 2021 – Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today announced the appointment of Harry Thomasian Jr. as the Company’s chief financial officer (CFO), effective October 18, 2021. Mr. Thomasian will oversee the Company’s corporate financial strategy and planning, and provide a critically important strategic perspective to business development, licensing, and corporate financing initiatives. Mr. Thomasian will report to Precigen’s President and CEO, Helen Sabzevari, PhD, and will join Precigen’s leadership team, which directs Precigen strategy, planning and operations.

Mr. Thomasian is a global finance leader with over 35 years of international business experience in equity and debt financings, P&L management and business operations, regulatory compliance and generally accepted accounting principles, SEC filings and Sarbanes-Oxley compliance. Prior to Precigen, Mr. Thomasian was with EY (formerly Ernst & Young LLP), one of the world’s largest global professional services firms. He most recently served as Senior Client Services Partner and the Baltimore Office Growth Markets Leader for the life sciences industry and Senior Partner in EY's Capital Markets Center in Tokyo as well as other various global, area and local leadership positions. Mr. Thomasian earned a BS in Accountancy from Bentley University and completed the Ernst & Young Executive Development Program at the Kellogg School of Management, Northwestern University. Mr. Thomasian is licensed as a certified public accountant by the State Boards of Accountancy in Maryland, North Carolina, Washington, DC and Virginia.

“Precigen continues to build a high-performing and seasoned executive team—each with an entrepreneurial mindset, a deep passion for helping patients and who are excited to embrace and execute our mission. Given our progress as a company, we were fortunate to have a lot of interest in the CFO position and an impressive set of candidates to consider,” said Helen Sabzevari, PhD, President and CEO of Precigen. “Harry is a big picture thinker who is hands-on with a proven track record. He emerged as the right candidate given his financial acumen, global capital markets experience and extensive track record in the biotechnology industry.”

“After meeting with Helen and the team, I was thoroughly impressed with everyone’s drive and sense of purpose,“ Mr. Thomasian said. “The Precigen team is laser focused on success and this is an exciting time to join the company given the many milestones ahead. I look forward to working with Helen and the leadership team to maximize the company’s fiscal strength and drive value for our stakeholders.”

Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target the most urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated unique therapies toward clinical proof-of-concept and commercialization. For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen and LinkedIn.

Trademarks

Precigen and Advancing Medicine with Precision are trademarks of Precigen and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon the Company's current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company's business, including the timing and progress of preclinical studies, clinical trials, discovery programs and related milestones, the promise of the Company's portfolio of therapies, and in particular its CAR-T and AdenoVerse therapies. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, including the possibility that the timeline for the Company's clinical trials might be impacted by the COVID-19 pandemic, and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact: Steven Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@precigen.com	Media Contacts: Donelle M. Gregory press@precigen.com Glenn Silver Lazar-FINN Partners glenn.silver@finnpartners.com